[GRAPHIC OMITTED]
                          Company Contact:     Maggie Feeney
                                               Executive Vice President and
                                               Chief Financial Officer
                                               Cache Inc.
                                               (212) 575-3206
FINAL FOR RELEASE
                          Investor Relations:   Allison Malkin/Jane Thorn Leeson
                                                ICR, Inc.
                                                (203) 682-8225/(646) 277-1223


              CACHE REPORTS FOURTH QUARTER AND FISCAL 2009 RESULTS
        FOURTH QUARTER LOSS PER SHARE OF $0.09, INCLUDES $0.13 PER SHARE
                               IMPAIRMENT CHARGE
         CASH AND MARKETABLE SECURITIES TOTALS $37.0 MILLION AT YEAR END

         New York, New York - March 5, 2010 - Cache Inc., (NASDAQ: CACH), a specialty chain of women's apparel stores, reported results for the fourteen ("fourth quarter") and fifty-three week ("fiscal 2009") periods ended January 2, 2010. Fiscal 2009 compares to the thirteen and fifty-two week periods ended December 27, 2008, in Fiscal 2008.

FOR THE 14-WEEK PERIOD ENDED JANUARY 2, 2010:
      o Net sales decreased 1.4% to $65.0 million from $65.9 million in the fourth quarter of fiscal 2008. Comparable store sales decreased 7%, as compared to a decrease of 17% in the fourth quarter of fiscal 2008;
      o Net loss totaled $1.2 million or $0.09 per diluted share, including $0.13 per diluted share related to non-cash store and intangible asset impairment charges and was partially offset by $0.01 per diluted share in separation agreement and exit cost reversals. This compares to a net loss of $5.5 million or $0.42 per diluted share, including $0.10 per diluted share related to non-cash store and intangible asset impairment charges in the fourth quarter of fiscal 2008; and
      o Adjusted net income was $332,000 or $0.03 per diluted share for the fourth quarter of fiscal 2009 and excludes impairment charges, as well as the separation agreement and exit cost reversals. This compares to an adjusted net loss for the 13-week period in fiscal 2008 of $4.2 million or $0.32 per diluted share, excluding impairment charges.

         Thomas Reinckens, Chairman and Chief Executive Officer, commented: "Our fourth quarter performance, while profitable before non-cash impairment charges, was disappointing; reflecting the highly promotional environment during the holiday season and our strategy to accelerate markdowns as we reposition our assortments. We were, however, pleased to advance the priorities we set at the start of fiscal 2009. These included a focus on maintaining a strong balance sheet, while strengthening our merchandising and design organization, as we position the Company for improved sales and profitability. To this point, at year-end, cash and marketable securities rose to $37.0 million and inventory at cost declined by approximately 25.6% from the prior year. In addition, we generated approximately $23 million in total cost savings in 2009. Lastly, toward the end of the year, we announced new leadership in merchandising and design, as well as the addition of talent within our production team, following year-end. We expect our

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


performance to remain challenging in the first quarter, due to significantly reduced inventory receipts, as we transition to our new collection assortments for spring. We are, however, confident that we have identified the right action plans and possess the right team to revitalize our sales and improve profitability, as the year progresses."

FOR THE 53-WEEK PERIOD ENDED JANUARY 2, 2010:
      o Net sales decreased 17.3% to $219.8 million from $265.7 million in fiscal 2008. Comparable store sales decreased 18%, following a decline of 4% in fiscal 2008;
      o Net loss was $8.7 million or $0.68 per diluted share, including $0.13 per diluted share in non-cash store and intangible asset impairment charges and $0.09 per diluted share in separation agreement costs. This compares to a net loss of $7.1 million or $0.53 per diluted share, including costs of $0.13 per diluted share related to exit costs, $0.10 per diluted share related to non-cash store and intangible asset impairment charges, and $0.03 per diluted share related to the management change in January 2008; and
      o Adjusted net loss for fiscal 2009 was $5.9 million or $0.46 per diluted share, excluding non-cash impairment and separation agreement charges, as well as exit cost reversals. This compares to adjusted net loss for fiscal 2008 of $3.7 million or $0.28 per diluted share, excluding store exit, impairment and management change costs.

FOURTH QUARTER AND FULL YEAR OPERATING RESULTS

         Gross profit in the fourth quarter of fiscal 2009 was $26.5 million, or 40.9% of net sales, compared to $21.5 million, or 32.6% of net sales, in the fourth quarter of fiscal 2008. For fiscal 2009, gross profit was $87.8 million, or 39.9% of net sales, compared to $109.7 million, or 41.3% of net sales, in fiscal 2008. The increase in gross profit margin for the fourth quarter was primarily driven by an increase in initial mark-up and a reduction in markdowns taken, as well as a reduction in buying and occupancy costs, as compared to last year. For fiscal 2009, the decline in gross profit margin was primarily due to lower sales and the resulting deleverage in buying and occupancy, as well as higher markdowns, as a percent of sales.

         In total, operating expenses for the fourth quarter of fiscal 2009 were $28.9 million, or 44.4% of net sales, as compared to $30.4 million, or 46.1% of net sales, in the fourth quarter of fiscal 2008. For fiscal 2009, total operating expenses were $102.2 million, or 46.5% of net sales, compared to $121.5 million, or 45.7% of net sales, in fiscal 2008. Operating expenses for the 14-week fiscal 2009 period included (i) a $2.7 million non-cash store and intangible asset impairment charge; (ii) a $134,000 benefit related to the reversal of separation agreement costs; and (iii) a $65,000 benefit related to the reversal of exit costs. Operating expenses for the 13-week fiscal 2008 period included $2.1 million of non-cash store and intangible asset impairment charges. Operating expenses for the 53-week fiscal 2009 period included (i) $2.7 million in non-cash store and intangible asset impairment charge; (ii) $2.0 million in separation agreement costs; and (iii) a $65,000 benefit from the reversal of exit costs. Operating expenses for the 52-week fiscal 2008 period included (i) $2.8 million in store exit costs; (ii) $2.1 million of non-cash store and intangible asset impairment charges; and (iii) $616,000 of costs related to the management change in January 2008. The decrease in operating expenses for the fourth quarter and full year 2009 was primarily driven by a reduction in store payroll, depreciation and advertising costs, as well as lower general and administrative costs.

         At  January 2,  2010,  cash and  marketable  securities  totaled  $37.0 million, as compared to $30.0 million in cash and marketable securities at December 27, 2008. Total inventory at cost decreased 25.6% at year-end, from the prior-year period. Working capital decreased by $1.5 million to $41.9 million from $43.5 million, at December 27, 2008.


A table summarizing financial results follows:



                                              53 WKS ENDED      52 WKS ENDED      14 WKS ENDED     13 WKS ENDED
                                              ------------      ------------      ------------     ------------
                                                 Jan. 2,          Dec. 27,            Jan. 2,          Dec. 27,
                                                  2010              2008              2010              2008
                                                  ----              ----              ----              ----
                                          ($ thousands, except for per share data, share numbers and store count)

Net sales                                       $ 219,775       $ 265,728         $   64,962          $ 65,908
Operating loss                                    (14,389)        (11,837)            (2,326)           (8,884)
Store exit and other one-time costs                   (65)          2,757                (65)                -
Separation agreement and
   management change costs                          1,987             616               (134)                -
Impairment charges                                  2,744           2,137              2,744             2,137

Operating income (loss) before
       store exit, separation, impairment
       and other one-time costs                    (9,723)         (6,327)               219            (6,747)

Net loss                                           (8,694)         (7,122)            (1,161)           (5,528)
Net income (loss) before store exit,
     separation, impairment and
      other one-time costs                         (5,873)         (3,671)               332            (4,192)

Basic loss per share                            $   (0.68)      $   (0.53)        $    (0.09)         $  (0.42)
Diluted loss per share                          $   (0.68)      $   (0.53)        $    (0.09)         $  (0.42)

Per share - Store exit and other
            one-time costs                      $   (0.00)      $    0.13         $    (0.00)         $      -
Per share - Separation agreement and
            management change costs             $    0.09       $    0.03         $    (0.01)         $      -
Per share - Impairment charges                  $    0.13       $    0.10         $     0.13          $   0.10

Diluted earnings (loss) per share -
            excluding store exit, separation,   $   (0.46)      $   (0.28)        $     0.03          $  (0.32)
            impairment and other one-time costs

Basic weighted average shares
             outstanding                       12,795,000      13,329,000         12,751,000        13,200,000
Diluted weighted average shares
             outstanding                       12,795,000      13,329,000         12,751,000        13,200,000


Number of stores open at end of period            286             296                286               296






                                       3

STORE OPENING PLANS

         During the fourth quarter, the Company opened one new store and closed four locations, ending the period with 286 stores in operation. For fiscal 2010, the Company plans to open approximately three to five new stores and close approximately three to four locations, ending the year with approximately 285 stores and approximately 575,000 square feet in operation. The Company plans to open one new store and close two locations in the first quarter of fiscal 2010.


CONFERENCE CALL INFORMATION

         The Company announced that it will conduct a conference call to discuss its fourth quarter and fiscal 2009 results today, March 5, 2010 at 9:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-9039 approximately ten minutes prior to the start of the call. The conference call will also be web-cast live at WWW.CACHE.COM. A replay of this call will be available until March 12, 2010 and can be accessed by dialing (877) 660-6853 and entering account number 3055 and conference code 344671.

ABOUT CACHE, INC.

         Cache is a nationwide, mall-based specialty retailer of sophisticated sportswear and social occasion dresses targeting style-conscious women who have a youthful attitude and are self-confident. We currently operate 286 stores, primarily situated in central locations in high traffic, upscale malls in 43 states, the Virgin Islands and Puerto Rico.

         Certain matters discussed within this press release may constitute forward-looking statements within the meaning of the federal securities laws. Although Cache, Inc. believes the statements are based on reasonable assumptions, there can be no assurance that these expectations will be attained. Actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation, ability to successfully open new stores, dependence on management, dependence on vendors and distributors, reliance on foreign manufacturers, material weakness in our internal controls, industry trends, merchandise and fashion trends, competition, seasonality and changes in general economic conditions and consumer spending patterns, as well as other risks outlined from time to time in the filings of Cache, Inc. with the Securities and Exchange Commission.


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

                          CACHE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS



                                                                     January 2,                             December 27,
ASSETS                                                                  2010                                    2008
                                                            --------------------------              --------------------------

Current assets:
        Cash and equivalents                                $               5,516,000               $               4,835,000
        Marketable securities                                              29,999,000                              25,153,000
        Certificate of deposits - restricted                                1,500,000                                       0
        Receivables, net                                                    3,411,000                               3,898,000
        Income tax receivable                                               3,438,000                               5,883,000
        Inventories, net                                                   16,599,000                              22,321,000
        Prepaid expenses and other current assets                           4,943,000                               1,795,000
                                                            --------------------------              --------------------------
                       Total current assets                                65,406,000                              63,885,000


Equipment and leasehold improvements, net                                  31,713,000                              43,320,000
Goodwill                                                                    9,092,000                               9,092,000
Intangible assets, net                                                        102,000                               1,304,000
Other assets                                                                4,684,000                               1,924,000
                                                            --------------------------              --------------------------

                       Total assets                         $             110,997,000               $             119,525,000
                                                            ==========================              ==========================


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Accounts payable                                    $               7,624,000               $               6,375,000
        Note payable                                                        1,408,000                               1,259,000
        Accrued compensation                                                2,668,000                               1,713,000
        Accrued liabilities                                                11,783,000                              11,077,000
                                                            --------------------------              --------------------------
                       Total current liabilities                           23,483,000                              20,424,000


Note payable                                                                1,425,000                               3,143,000
Other liabilities                                                          15,806,000                              16,795,000


Commitments and contingencies


STOCKHOLDERS' EQUITY


       Common stock                                                           164,000                                 164,000
       Additional paid-in capital                                          47,555,000                              47,155,000
       Retained earnings                                                   62,359,000                              71,053,000
       Treasury stock, at cost                                            (39,795,000)                            (39,209,000)
                                                            --------------------------              --------------------------
                       Total stockholders' equity                          70,283,000                              79,163,000
                                                            --------------------------              --------------------------

                       Total liabilities and
                         stockholders' equity               $             110,997,000               $             119,525,000
                                                            ==========================              ==========================


                          CACHE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS





                                                          53 Weeks Ended                          52 Weeks Ended
                                                            January 2,                             December 27,
                                                               2010                                    2008
                                                   --------------------------              --------------------------

Net sales                                          $             219,775,000               $             265,728,000

Cost of sales, including buying and occupancy                    131,990,000                             156,036,000
                                                   --------------------------              --------------------------

Gross profit                                                      87,785,000                             109,692,000
                                                   --------------------------              --------------------------

Expenses
    Store operating expenses                                      79,167,000                              95,339,000
    General and administrative expenses                           18,341,000                              21,296,000
    Exit costs                                                       (65,000)                              2,757,000
    Impairment charges                                             2,744,000                               2,137,000
    Employee separation charge                                     1,987,000                                       0
                                                   --------------------------              --------------------------
         Total expenses                                          102,174,000                             121,529,000
                                                   --------------------------              --------------------------

Operating loss                                                   (14,389,000)                            (11,837,000)


Other income (expense):
    Interest expense                                                (186,000)                               (243,000)
    Interest income                                                  218,000                                 706,000
                                                   --------------------------              --------------------------

Loss before income taxes                                         (14,357,000)                            (11,374,000)

Income tax benefit                                                (5,663,000)                             (4,252,000)
                                                   --------------------------              --------------------------


Net loss                                           $              (8,694,000)              $              (7,122,000)
                                                   ==========================              ==========================



Basic loss per share                                                  ($0.68)                                 ($0.53)
                                                       ======================                  ======================

Diluted loss per share                                                ($0.68)                                 ($0.53)
                                                       ======================                  ======================



Basic weighted average shares outstanding                         12,795,000                              13,329,000
                                                       ======================                  ======================

Diluted weighted average shares outstanding                       12,795,000                              13,329,000
                                                       ======================                  ======================


                           CACHE, INC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS





                                                             14 Weeks Ended                          13 Weeks Ended
                                                               January 2,                             December 27,
                                                                  2010                                    2008
                                                      --------------------------              --------------------------

Net sales                                             $              64,962,000               $              65,908,000

Cost of sales, including occupancy and buying costs                  38,416,000                              44,437,000
                                                      --------------------------              --------------------------

Gross profit                                                         26,546,000                              21,471,000
                                                      --------------------------              --------------------------

Costs and expenses
    Store operating expenses                                         21,327,000                              23,598,000
    General and administrative expenses                               5,000,000                               4,620,000
    Exit costs                                                          (65,000)                                      0
    Impairment charge                                                 2,744,000                               2,137,000
    Employee separation charge                                         (134,000)                                      0
                                                      --------------------------              --------------------------
         Total expenses                                              28,872,000                              30,355,000
                                                      --------------------------              --------------------------

Operating loss                                                       (2,326,000)                             (8,884,000)
                                                      --------------------------              --------------------------


Other income (expense):
    Interest expense                                                    (40,000)                                (54,000)
    Interest income                                                      40,000                                  94,000
                                                      --------------------------              --------------------------

Loss before income taxes                                             (2,326,000)                             (8,844,000)

Income tax benefit                                                   (1,165,000)                             (3,316,000)
                                                      --------------------------              --------------------------


Net loss                                              $              (1,161,000)              $              (5,528,000)
                                                      ==========================              ==========================



Basic loss per share                                                     ($0.09)                                 ($0.42)
                                                          ======================                  ======================

Diluted loss per share                                                   ($0.09)                                 ($0.42)
                                                          ======================                  ======================



Basic weighted average shares outstanding                            12,751,000                              13,200,000
                                                          ======================                  ======================

Diluted weighted average shares outstanding                          12,751,000                              13,200,000
                                                          ======================                  ======================


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